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                                                                      EXHIBIT 11

                  FOXMEYER HEALTH CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In thousands, except per share data)


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                                                                               For the Three Months Ended
                                                                                        June 30,
                                                                         -------------------------------------
                                                                                1995                1994
--------------------------------------------------------------------------------------------------------------
 PRIMARY
 INCOME FROM CONTINUING OPERATIONS
   Income from continuing operations                                          $   7,518           $   5,329
   Deduct dividends on preferred shares                                           5,223               4,701
                                                                           ----------------    ---------------
   Income from continuing operations applicable to common stockholders        $   2,295           $     628
                                                                           ================    ===============
 LOSS FROM DISCONTINUED OPERATIONS
   Loss from discontinued operations                                          $  (1,317)          $    (101)
                                                                           ================    ===============

 SHARES
   Weighted average number of common shares outstanding                          16,716               12,997
                                                                           ================    ===============

 Income from continuing operations                                            $    0.14           $    0.05
 Loss from discontinued operations                                                (0.08)              (0.01)
                                                                           ----------------    ---------------
   Net income                                                                 $    0.06           $    0.04
                                                                           ================    ===============

 ASSUMING FULL DILUTION
 INCOME FROM CONTINUING OPERATIONS
   Income from continuing operations                                          $   7,518           $   5,329
   Dividends on non-convertible preferred shares                                  4,178               3,546
   Dividends on convertible preferred shares (conversion of preferred
     shares would be anti-dilutive)                                               1,045               1,155

                                                                           ----------------    ---------------
   Income from continuing operations applicable to common stockholders        $   2,295           $     628
                                                                           ================    ===============

 LOSS FROM DISCONTINUED OPERATIONS
   Loss from discontinued operations                                          $  (1,317)          $    (101)
                                                                           ================    ===============

 SHARES
   Weighted average number of common shares outstanding                          16,716              12,997
   Conversion of preferred stock (anti-dilutive)                                      -                   -
   Additional dilutive effect of outstanding options (as determined
     by the treasury stock method)                                                    -                   8
   Assuming conversion of National Steel Corporation 4 5/8% convertible
     debentures                                                                       -                  39
                                                                           ----------------    ---------------
   Weighted average number of common shares outstanding as adjusted              16,716              13,044
                                                                           ================    ===============

   Income from continuing operations                                          $    0.14           $    0.05
   Loss from discontinued operations                                              (0.08)              (0.01)
                                                                           ----------------    ---------------
   Net income**                                                               $    0.06           $    0.04
                                                                           ================    ===============

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

    ** This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.





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